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David Skipper, 281-836-8155

Archrock, Inc. Reports Fourth-Quarter and Full-Year 2016 Results

HOUSTON, Feb. 23, 2017 - Archrock, Inc. (NYSE: AROC) today reported a net loss from continuing operations of $45.7 million in the fourth quarter of 2016, compared to a net loss from continuing operations of $10.0 million in the third quarter of 2016 and a net loss from continuing operations of $151.9 million in the fourth quarter of 2015. Net loss was $46.1 million in the fourth quarter of 2016, compared to net loss of $10.1 million in the third quarter of 2016 and net loss of $142.8 million in the fourth quarter of 2015. Net loss from continuing operations was $64.8 million for 2016, compared to net loss from continuing operations of $159.4 million for 2015. Net loss was $65.2 million for 2016, compared to a net loss of $125.7 million for 2015.
EBITDA, as adjusted (as defined below), was $75.2 million for the fourth quarter 2016, compared to $80.4 million for the third quarter of 2016 and $86.0 million for the fourth quarter of 2015. Other income was $4.0 million in the fourth quarter of 2016, compared to $2.5 million in the third quarter of 2016 and $1.2 million for the fourth quarter of 2015. EBITDA, as adjusted, was $318.8 million for 2016, compared to $373.2 million for 2015. Other income was $8.6 million for 2016, compared to $2.1 million for 2015.
Contract operations revenue was $152.0 million in the fourth quarter of 2016, compared to $156.6 million in the third quarter of 2016 and $189.0 million in the fourth quarter of 2015. Contract operations gross margin was $91.8 million, or 60% of revenue, in the fourth quarter of 2016, compared to $96.8 million, or 62% of revenue, in the third quarter of 2016 and $111.4 million, or 59% of revenue, in the fourth quarter of 2015.
Aftermarket services revenue was $41.8 million in the fourth quarter of 2016 compared to $39.3 million in the third quarter of 2016 and $52.4 million in the fourth quarter of 2015. Aftermarket services gross margin was $6.3 million, or 15% of revenue, in the fourth quarter of 2016 compared to $6.5 million, or 17% of revenue, in the third quarter of 2016 and $8.8 million, or 17% of revenue, in the fourth quarter of 2015.
Selling, general and administrative expenses (“SG&A”) were $26.7 million in the fourth quarter of 2016 compared to $25.4 million in the third quarter of 2016.
“Archrock delivered strong gross margins and maintained reduced SG&A and capital expenditure levels in the fourth quarter of 2016,” said Brad Childers, Archrock’s President and Chief Executive Officer. “The work we accomplished in 2016, including improvements in field operating efficiencies, a 23% reduction in run-rate SG&A from the first quarter of 2016, and over $135 million in consolidated debt reduction, has positioned us to take advantage of growth opportunities in 2017 and beyond.”
“We believe the market is showing signs of a cyclical recovery in our business,” continued Childers. “Industry conditions are improving and we expect to leverage higher customer activity levels to drive increased orders in 2017. As a later cycle participant, we believe 2017 will be a transition year and we expect that our earnings will stabilize in the first part of the year and begin to recover in the later part of the year.”

“We continue to expect to benefit from the increasing demand for natural gas from LNG and pipeline exports, petrochemical feedstock and power generation. Our existing idle capacity as well as investment in our compression fleet will enable us to capitalize on opportunities as the predicted growth in U.S. natural gas production occurs,” concluded Childers.
Cash available for dividend was $11.5 million in the fourth quarter of 2016 compared to $17.2 million in the third quarter of 2016 and $14.9 million in the fourth quarter of 2015. Cash available for dividend coverage was 1.36x in the fourth quarter of 2016 compared to 2.04x in the third quarter of 2016 and 1.14x in the fourth quarter of 2015. Cash available for dividend was $59.5 million for 2016, and cash available for dividend coverage was 1.96x for 2016.
The cash distribution received by Archrock based on its limited partner and general partner interests in Archrock Partners, L.P. was $8.7 million for the fourth quarter 2016, compared to $7.1 million for the third quarter 2016 and $18.9 million for the fourth quarter 2015. The cash distribution received by Archrock for 2016 based on its limited partner and general partner interests in Archrock Partners, L.P. was $29.9 million, compared to $72.0 million for 2015.
On January 25, 2017, pursuant to the separation agreement entered into in connection with the Spin-off of Exterran Corporation (“Exterran”), Exterran’s subsidiary transferred to a subsidiary of Archrock approximately $19.7 million, an amount equal to the payment received by an Exterran subsidiary from Petróleos de Venezuela Gas, S.A. (“PDVSA Gas”) for the sale of Exterran’s subsidiaries’ and joint ventures’ previously nationalized Venezuelan assets.
Net loss attributable to Archrock stockholders for the fourth quarter of 2016 was $38.6 million, or $0.56 per diluted common share. Net loss from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for the fourth quarter of 2016 was $4.1 million, or $0.06 per diluted common share. Excluded items consisted of a non-cash long-lived asset impairment charge of $47.1 million, restatement charges of $12.6 million, loss from discontinued operations net of tax of $0.4 million, net tax indemnification income of $0.2 million, and restructuring and other charges of $1.1 million. Net loss attributable to Archrock stockholders for the third quarter of 2016 was $9.6 million, or $0.14 per diluted common share. Net income from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for the third quarter of 2016 was $0.5 million, or $0.01 per diluted common share. Excluded items consisted of a non-cash long-lived asset impairment charge of $16.7 million, restatement charges of $0.4 million, net tax indemnification expense of $0.1 million, and restructuring charges and other charges of $4.7 million. Net loss attributable to Archrock stockholders for the fourth quarter of 2015 was $129.5 million, or $1.89 per diluted common share. Net income from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for the fourth quarter 2015 was $7.8 million, or $0.08 per diluted common share. Excluded items consisted of income from discontinued operations net of tax of $9.1 million, a federal and state tax credit write-off and valuation allowance of $6.5 million, a foreign tax credit write-off and valuation allowance of $86.0 million, a non-cash long-lived asset impairment charge of $87.4 million, restructuring and other charges of $3.3 million, a goodwill impairment of $3.7 million, and debt extinguishment costs of $9.2 million.
Net loss attributable to Archrock stockholders for 2016 was $54.6 million, or $0.80 per diluted common share. Net income from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for 2016 was $2.2 million, or $0.02 per diluted common share. Excluded items consisted of non-cash long-lived asset impairment charges of $87.4 million, restatement charges $13.5 million, loss from discontinued operations net of tax of $0.4 million, net tax indemnification income of $2.6 million, and restructuring and other charges of $17.1 million. Net loss attributable to Archrock stockholders for 2015 was $132.5 million, or $1.94 per diluted common share. Net loss from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for 2015 was $0.1 million, or $0.01 per diluted common share. Excluded items consisted of income from discontinued operations net of tax of $33.7 million, a federal and state tax credit write-off and valuation allowance of $6.5 million, a foreign tax credit write-off and valuation allowance of

$86.0 million, non-cash long-lived asset impairment charges of $125.0 million, goodwill impairment of $3.7 million, debt extinguishment charges of $9.2 million, and restructuring and other charges of $5.0 million.
On February 9, 2017 Archrock, Inc. completed the restatement of its historical financial statements with the filing of its 2015 Annual Report on Form 10-K/A as well as its quarterly reports for the first, second, and third quarters of 2016 on Form 10-Q with the Securities and Exchange Commission (“SEC”). Archrock, Inc. is now current with its SEC and New York Stock Exchange filing requirements.

Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Thursday, Feb. 23, 2017, to discuss their fourth quarter 2016 financial results. The call will begin at 11:00 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-800-447-0521 in the United States and Canada or +1-847-413-3238 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 4419 4861.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 4419 4861#.
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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring and other charges, expensed acquisition costs, restatement charges, and other items. A reconciliation of EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure, appears below.
Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to income (loss) from continuing operations, the most directly comparable GAAP measure, appears below.
Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash selling, general and administrative expense, cash interest expense associated with our debt, cash tax and (gain) loss on sale of property, plant and equipment. Cash available for dividend coverage is defined as cash available for dividend divided by total dividends. A reconciliation of cash available for dividend to income (loss) from continuing operations, the most directly comparable GAAP measure, appears below.

About Archrock
Archrock, Inc. (NYSE: AROC) is a pure-play U.S. natural gas contract compression services business and a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock, Inc. holds interests in Archrock Partners, L.P. (NASDAQ: APLP), a master limited partnership and the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the United States. Archrock is headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 1,700 employees. For more information, visit www.archrock.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements about Archrock’s dividends; Archrock’s financial and operational strategies and ability to successfully effect those strategies; expenditures relating to the restatement of Archrock’s financial statements, including sharing a portion of costs incurred by Exterran Corporation with respect to such matters, as well as reviews, investigations or proceedings by government authorities, stockholders or other parties; Archrock’s expectations regarding future commodity prices, demand for natural gas and economic and market conditions; expectations regarding Archrock’s ability to utilize its idle fleet and invest in its compression fleet to capitalize on anticipated future opportunities; demand for Archrock’s services; Archrock’s cost reduction plans; and Archrock’s financial and operational outlook and ability to fulfill that outlook.
While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of Archrock’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other regulations; the results of any reviews, investigations or other proceedings by government authorities; the results of any shareholder actions that may be filed relating to the restatement of Archrock’s financial statements; the potential additional costs relating to Archrock’s restatement, cost-sharing with Exterran Corporation and to addressing any reviews, investigations or other proceedings by government authorities or shareholder actions; and the performance of Archrock Partners.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Archrock Annual Report on Form 10-K/A for the year ended December 31, 2015, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock, Inc.

ARCHROCK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Revenues:
Contract operations	$152,017	$156,599	$188,954	$647,828	$781,166
Aftermarket services	41,763	39,250	52,356	159,241	216,942
	193,780	195,849	241,310	807,069	998,108

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	60,219	59,776	77,574	247,040	319,401
Aftermarket services	35,414	32,750	43,587	132,879	175,645
Selling, general and administrative	26,725	25,448	35,373	114,470	131,919
Depreciation and amortization	51,095	52,068	56,488	208,986	229,127
Long-lived asset impairment	47,054	16,713	87,383	87,435	124,979
Restatement Charges	12,610	426	—	13,470	—
Restructuring and other charges	1,143	4,689	3,263	16,901	4,745
Goodwill impairment	—	—	3,738	—	3,738
Interest expense	21,057	21,365	24,751	83,899	107,617
Debt extinguishment costs	—	—	9,201	—	9,201
Other income, net	(3,950)	(2,470)	(1,202)	(8,590)	(2,079)
	251,367	210,765	340,156	896,490	1,104,293

Loss before income taxes	(57,587)	(14,916)	(98,846)	(89,421)	(106,185)
Provision for (benefit from) income taxes	(11,892)	(4,878)	53,091	(24,604)	53,189
Loss from continuing operations	(45,695)	(10,038)	(151,937)	(64,817)	(159,374)
Income (loss) from discontinued operations, net of tax	(384)	(16)	9,107	(426)	33,677
Net loss	(46,079)	(10,054)	(142,830)	(65,243)	(125,697)
Less: Net (income) loss attributable to the noncontrolling interest	7,468	406	13,340	10,688	(6,852)
Net loss attributable to Archrock stockholders	$(38,611)	$(9,648)	$(129,490)	$(54,555)	$(132,549)

Basic income (loss) per common share (1):
Loss from continuing operations attributable to Archrock common stockholders	$(0.56)	$(0.14)	$(2.03)	$(0.79)	$(2.44)
Income (loss) from discontinued operations attributable to Archrock common stockholders	—	—	0.14	(0.01)	0.50
Net loss attributable to Archrock common stockholders	$(0.56)	$(0.14)	$(1.89)	$(0.8)	$(1.94)
Diluted income (loss) per common share (1):
Loss from continuing operations attributable to Archrock common stockholders	$(0.56)	$(0.14)	$(2.03)	$(0.79)	$(2.44)
Income (loss) from discontinued operations attributable to Archrock common stockholders	—	—	0.14	(0.01)	0.50
Net loss attributable to Archrock common stockholders	$(0.56)	$(0.14)	$(1.89)	$(0.8)	$(1.94)

Weighted average common shares outstanding used in income (loss) per common share:
Basic	69,142	69,064	68,431	68,993	68,433
Diluted	69,142	69,064	68,431	68,993	68,433

Dividends declared and paid per common share	$0.1200	$0.0950	$0.1500	$0.4975	$0.6000

(1)  Basic and diluted net loss attributable to Archrock common stockholders per common share was computed using the two-class method to determine the net loss per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net loss attributable to Archrock common stockholders per common share.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Revenues:
Contract operations	$152,017	$156,599	$188,954	$647,828	$781,166
Aftermarket services	41,763	39,250	52,356	159,241	216,942
	$193,780	$195,849	$241,310	$807,069	$998,108

Gross Margin (1):
Contract operations	$91,798	$96,823	$111,380	$400,788	$461,765
Aftermarket services	6,349	6,500	8,769	26,362	41,297
Total	$98,147	$103,323	$120,149	$427,150	$503,062

Selling, General and Administrative	$26,725	$25,448	$35,373	$114,470	$131,919
% of revenue	14%	13%	15%	14%	13%

EBITDA, as adjusted (1)	$75,171	$80,407	$85,978	$318,849	$373,222
% of revenue	39%	41%	36%	40%	37%

Gross Margin Percentage:
Contract operations	60%	62%	59%	62%	59%
Aftermarket services	15%	17%	17%	17%	19%
Total	51%	53%	50%	53%	50%

Capital Expenditures	$20,563	$24,809	$50,082	$117,572	$256,142

Total Available Horsepower (at period end) (2)	3,819	3,984	4,011	3,819	4,011
Total Operating Horsepower (at period end) (3)	3,115	3,153	3,493	3,115	3,493
Average Operating Horsepower	3,138	3,151	3,535	3,234	3,620
Horsepower Utilization (at period end)	82%	79%	87%	82%	87%

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Balance Sheet:
Debt - Parent level	$99,000	$101,000	$166,500	$99,000	$166,500
Debt - Archrock Partners, L.P., net	1,342,724	1,370,382	1,410,382	1,342,724	1,410,382
Total consolidated debt (4), net	$1,441,724	$1,471,382	$1,576,882	$1,441,724	$1,576,882
Archrock stockholders' equity	$718,966	$745,493	$733,910	$718,966	$733,910

(1) Management believes gross margin and EBITDA, as adjusted provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) Available horsepower is defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3) Operating horsepower is defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Reconciliation of GAAP to Non-GAAP Financial Information:
Net loss	$(46,079)	$(10,054)	$(142,830)	$(65,243)	$(125,697)
Less: Income (loss) from discontinued operations, net of tax	(384)	(16)	9,107	(426)	33,677
Loss from continuing operations	(45,695)	(10,038)	(151,937)	(64,817)	(159,374)
Depreciation and amortization	51,095	52,068	56,488	208,986	229,127
Long-lived asset impairment	47,054	16,713	87,383	87,435	124,979
Restatement charges	12,610	426	—	13,470	—
Restructuring and other charges	1,143	4,689	3,263	16,901	4,745
Goodwill impairment	—	—	3,738	—	3,738
Interest expense	21,057	21,365	24,751	83,899	107,617
Tax indemnification (income) expense, net	(201)	62	—	(2,593)	—
Expensed acquisitions costs	—	—	—	172	—
Debt extinguishment costs	—	—	9,201	—	9,201
Provision for (benefit from) income taxes	(11,892)	(4,878)	53,091	(24,604)	53,189
EBITDA, as adjusted (1)	75,171	80,407	85,978	318,849	373,222
Selling, general and administrative	26,725	25,448	35,373	114,470	131,919
Tax indemnification (income) expense, net	201	(62)	—	2,593	—
Expensed acquisitions costs	—	—	—	(172)	—
Other income, net	(3,950)	(2,470)	(1,202)	(8,590)	(2,079)
Gross Margin (1)	$98,147	$103,323	$120,149	$427,150	$503,062

Net loss attributable to Archrock stockholders	$(38,611)	$(9,648)	(129,490)	(54,555)	(132,549)
(Income) loss from discontinued operations, net of tax	384	16	(9,107)	426	(33,677)
Federal & state tax credit write-off and valuation allowance	—	—	6,468	—	6,468
Foreign tax credit write-off and valuation allowance	—	—	86,003	—	86,003
Items, after-tax:
Long-lived asset impairment	47,054	16,713	87,383	87,435	124,979
Restatement charges	12,610	426	—	13,470	—
Restructuring and other charges	1,143	4,689	3,263	16,901	4,745
Tax indemnification (income) expense, net	(201)	62	—	(2,593)	—
Goodwill impairment	—	—	3,738	—	3,738
Debt extinguishment costs	—	—	9,201	—	9,201
Expensed acquisition costs	—	—	—	172	302
Noncontrolling interest	(13,566)	(5,865)	(17,942)	(31,625)	(26,013)
Tax effect on items (2)	(12,928)	(5,906)	(31,689)	(27,400)	(43,274)
Net income (loss) from continuing operations attributable to Archrock stockholders, excluding items	$(4,115)	$487	$7,828	$2,231	$(77)

Diluted loss from continuing operations attributable to Archrock common stockholders	$(0.56)	$(0.14)	$(2.03)	$(0.79)	$(2.44)
Adjustment for items, after-tax, per common share (3)	0.50	0.15	2.11	0.81	2.43
Diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items (1)(3)	$(0.06)	$0.01	$0.08	$0.02	$(0.01)

(1) Management believes EBITDA, as adjusted, gross margin and diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items provides useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliation, provides a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) The tax effect is computed by applying the appropriate tax rate to each adjustment and then allocating the tax impact between controlling and non-controlling interests.

(3) Diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income from continuing operations attributable to participating securities, excluding items, of $0.2 million, $0.1 million, and $2.1 million for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015, respectively, and $0.6 million and $0.5 million for the years ended December 31, 2016 and 2015, respectively, from our calculation of diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016
Reconciliation of Archrock, Inc. Net Loss from Continuing Operations to Cash Available for Dividend
Net loss from continuing operations	$(45,695)	$(10,038)	$(151,937)	$(64,817)
Less: Archrock Partners net loss, excluding goodwill impairment	(14,021)	(567)	(10,178)	(10,757)
Deconsolidated net loss from continuing operations	(31,674)	(9,471)	(141,759)	(54,060)
Declared LP distributions to Archrock, Inc.	8,283	6,721	13,501	28,446
Declared GP and IDR distributions to Archrock, Inc.	378	346	5,445	1,417
Goodwill impairment	—	—	3,738	—
Debt extinguishment costs	—	—	9,201	—
Deconsolidated items:
Restatement Charges	12,610	426	—	13,470
Restructuring and other charges	1,127	2,743	3,263	9,592
Depreciation and amortization	13,305	13,981	16,556	55,245
Provision for (benefit from) income taxes	(12,835)	(5,066)	52,758	(26,016)
Cash tax refund	115	—	10	3,920
Maintenance and other capital expenditures	(2,716)	(486)	(11,612)	(15,026)
Long-lived asset impairment	23,303	8,804	60,869	41,177
Non-cash selling, general and administrative expense	1,463	1,580	3,123	7,766
Non-cash interest expense	486	512	1,094	2,021
Gain on sale of property, plant and equipment	(968)	(1,267)	(351)	(2,414)
Other income, net	(1,336)	(1,580)	(929)	(5,996)
Cash Available for Dividend (1)	$11,541	$17,243	$14,907	$59,542

Dividend declared for the period per share	$0.1200	$0.1200	$0.1875	$0.4300
Dividend declared for the period to all shareholders	$8,495	$8,459	$13,052	$30,363
Cash available for dividend coverage (2)	1.36x	2.04x	1.14x	1.96x

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016
Archrock, Inc. Cash Available for Dividend
Declared LP distributions to Archrock, Inc.	$8,283	$6,721	$13,501	$28,446
Declared GP and IDR distributions to Archrock Inc.	378	346	5,445	1,417
Total distributions received	8,661	7,067	18,946	29,863
Deconsolidated items:
Contract operations gross margin (1) (3)	7,779	12,199	13,466	47,839
Aftermarket services gross margin (1) (3)	6,349	6,500	8,769	26,362
Selling, general and administrative	(8,345)	(7,531)	(12,406)	(34,753)
Non-cash selling, general and administrative	1,463	1,580	3,123	7,766
Maintenance and other capital expenditures	(2,716)	(486)	(11,612)	(15,026)
Cash interest expense	(797)	(819)	(5,038)	(4,015)
Gain on sale of property, plant and equipment	(968)	(1,267)	(351)	(2,414)
Cash tax refund	115	—	10	3,920
Cash Available for Dividend (1)	$11,541	$17,243	$14,907	$59,542

Dividend declared for the period per share	$0.1200	$0.1200	$0.1875	$0.4300
Dividend declared for the period to all shareholders	$8,495	$8,459	$13,052	$30,363
Cash available for dividend coverage (2)	1.36x	2.04x	1.14x	1.96x

(1) Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash selling, general and administrative expense, cash interest expense associated with our debt, cash taxes and (gain) loss on sale of property, plant and equipment.

Management uses cash available for dividend, as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

(2) Defined as cash available for dividend for the period divided by dividend declared for the period to all shareholders.
(3) Management believes gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measures as a supplemental measure to review current period operating performance, comparability measures and performance measures for period to period comparisons.